Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182296, 333-159608, 333-150475, 333-59849, 333-104637, 333-119137, and 333-167065 on Form S-8, 333-182297 on Form S-4, and 333-179629 on Form S-3 of our report dated February 15, 2014, relating to the consolidated financial statements of CryoLife, Inc. for the year ended December 31, 2012 appearing in this Annual Report on Form 10-K of CryoLife, Inc. for the year ended December 31, 2014.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

February 18, 2015